EXHIBIT 8.1


                       (Letterhead of Brown & Wood LLP)


                                        October 28, 1996



Firestone Retail Credit Corporation
c/o JH Management Company
One International Place, Suite 520
Boston, Massachusetts  02110-2624

          Re:  Bridgestone/Firestone Master Trust
               Asset Backed Certificates, Series 1996-1
               Registration Statement on Form S-1
               (Registration No. 333-07185)
               --------------------------------------------

Ladies and Gentlemen:

     We have acted as special federal income tax counsel to Firestone Retail Credit Corporation, a Massachusetts corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Certificates, Series 1996-1, Class A and Class B that evidence interests in a trust consisting primarily of a portfolio of account balances generated or to be generated under a private label credit card program established by Credit First National Association (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, Bridgestone/Firestone, Inc., as servicer, and The Fuji Bank and Trust Company, as trustee. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates.

This advice is summarized under the headings "Summary of Terms -- Certain Federal Income Tax Consequences" and "Federal

Income Tax Consequences" in the form of prospectus forming a part of the Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Registrant) under the headings "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/ Brown & Wood LLP